FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
April 2, 2012	Sr. Vice President - Strategy, Corporate Development &
Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

SALE OF U.S. PIPE COMPLETE

ATLANTA and CHICAGO - Mueller Water Products, Inc. (NYSE: MWA) and Wynnchurch Capital, Ltd. (“Wynnchurch”) announced today that the sale of United States Pipe and Foundry Company, LLC and Fast Fabrications, LLC (together “U.S. Pipe”) has been completed.
Under the terms of the purchase agreement, USP Holdings Inc., an affiliate of Wynnchurch, acquired 100 percent of the equity interests in U.S. Pipe from Mueller Water Products for $89.8 million in cash, plus $4.2 million for estimated net working capital and estimated net indebtedness adjustments subject to post-closing adjustments. Wynnchurch also agreed to reimburse Mueller Water Products for certain liabilities, currently estimated at $10.2 million. Mueller Water Products expects to use the proceeds from the divestiture to pay down debt and for general corporate purposes.
Safe Harbor Statement
This press release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected use of the proceeds from the divestiture of U.S. Pipe. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the spending level for water and wastewater infrastructure;

•	the level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled "RISK FACTORS" in Item 1A of our most recently filed Annual Report on Form 10-K.
Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment services. Our piping component systems are used by the non-residential construction and oil & gas industries. Mueller Water Products is headquartered in Atlanta, GA and operates primarily through two segments: Mueller Co. and Anvil. The

Company's common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit our website at www.muellerwaterproducts.com.

About Wynnchurch Capital

Located in the Chicago suburb of Rosemont, Illinois and founded in 1999, Wynnchurch Capital is a leading middle-market private equity investment firm. Wynnchurch's strategy is to partner with middle market companies in the United States and Canada which have outstanding management teams and possess the potential for substantial growth and profit improvement. Wynnchurch Capital manages a number of private equity funds with capital under management in excess of $800 million specializing in management buyouts, recapitalizations, corporate carve-outs, restructuring and growth capital. More information on Wynnchurch Capital can be found at www.wynnchurch.com.

About Comvest
The Comvest Group is a leading private investment firm focused on providing equity and debt capital to lower middle-market companies. Our firm includes seasoned, senior level operating executives at all levels who partner with managers and owners of companies to grow businesses and create long-term value. Since 2000, Comvest has invested more than $1.3 billion of capital in over 95 public and private companies.

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